UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4827488
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hartwell Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197193

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.        Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share, of the Registrant set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-197193), as initially filed with the Securities and Exchange Commission on July 2, 2014 and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference.  Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by herein by reference.

Item 2.        Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 25, 2014	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

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